Exhibit 99.1

FOR IMMEDIATE RELEASE

February 1, 2007

CONTACT:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Announces Completed Acquisition Of Pulaski Investment Corporation

Lafayette, Louisiana – IBERIABANK Corporation (NASDAQ: IBKC), announced completion of the acquisition of Pulaski Investment Corporation, based in Little Rock, Arkansas.

The shareholders of Pulaski Investment Corporation unanimously approved the acquisition by IBERIABANK Corporation. The transaction was completed after the close of business on January 31, 2007. Pulaski Bank and Trust Company will retain its current name and operate as a wholly-owned separate subsidiary of IBERIABANK Corporation. IBERIABANK Corporation recently elected to become a financial holding company. A bank holding company that qualifies as a financial holding company may engage in a broader range of financial activities.

The Company anticipates completion of operating systems and branch conversions over the next two months.

Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation added, “Our expansion into Arkansas begins. This acquisition also expands our banking franchise into the dynamic suburbs of the Memphis market. Our business becomes more diversified with the largest independent title insurance agency in Arkansas and a nationally recognized high-quality credit card operation. In addition, our annual mortgage production level climbs to nearly $1 billion with mortgage banking operations throughout Arkansas, Memphis, St. Louis, Dallas, and other vibrant markets. We are very excited about our growth prospects associated with this acquisition.”

James C. East, Chairman of Pulaski, commented, “The culmination of the acquisition is another important step forward. We are particularly excited about the opportunities this partnership brings our franchise – exceptional opportunities for our clients, our employees and our communities.”

Hunter East, Chief Executive Officer of Pulaski, commented, “IBERIABANK and Pulaski are very unique, but complementary, organizations. We are delighted to have affiliated with such a fine group of experienced and client-focused bankers. I am personally excited about my continued involvement with the organization and look forward to aiding in the expansion of the franchise.”

Robert Head, President of the Arkansas franchise for IBERIABANK Corporation, added, “We welcome the shareholders, clients, and associates of Pulaski into the IBERIABANK Corporation family. Our respective franchises provide a broad array of products and services to assist the needs of our clients.”

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as our ability to execute our growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, credit risk of our customers, sufficiency of our allowance for loan losses, changes in interest rates, reliance on the services of executive management, competition for loans, deposits and investment dollars; changes in government regulations and legislation, geographic concentration of our markets, rapid changes in the financial services industry, and hurricanes and other adverse weather events. Other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, and the Company’s website, www.iberiabank.com. All information in this release is as of January 31, 2007. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

In connection with the proposed merger of Pocahontas Bancorp, Inc., IBERIABANK Corporation filed a Registration Statement on Form S-4 that contains a proxy statement/prospectus. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents containing information about IBERIABANK and Pocahontas without charge, at the SEC’s web site at HTTP://www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Investor Relations-12th Floor, IBERIABANK Corporation, 200 West Congress Street, Lafayette, LA, 70501, Phone: (337) 521-4788, Fax: (337) 521-4021 or to Dwayne Powell, President and CEO, Pocahontas Bancorp, Inc., 1700 East Highland Drive, Jonesboro, AR 72401, Phone: (870) 802-1700, Fax: (870) 802-5945.

IBERIABANK Corporation and its directors and executive officers may be deemed to be “participants in the solicitation” of stockholders of Pocahontas Bancorp, Inc. in connection with the proposed transactions. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of IBERIABANK Corporation filed with the SEC on April 4, 2006.

Pocahontas Bancorp, Inc. and its directors and executive officers may be deemed to be “participants in the solicitation” of stockholders of Pocahontas Bancorp, Inc., in connection with the proposed transaction. Information concerning directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of Pocahontas Bancorp, Inc., filed with the SEC on January 4, 2006.

This communication is not an offer to purchase shares of Pocahontas common stock, nor is it an offer to sell shares of IBERIABANK Corporation common stock which may be issued in any proposed merger with Pocahontas. Any issuance of IBERIABANK Corporation common stock in any proposed merger with Pocahontas would have to be registered under the Securities Act of 1933, as amended, and such IBERIABANK Corporation common stock would be offered only by means of a prospectus complying with the Act.

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